Exhibit 10.32
December 11, 2008

B. M. Rankin, Jr.
300 Crescent Court, Suite 875
Dallas, Texas  75201

Dear Mr. Rankin:

The purpose of this letter is to confirm the automatic renewal of your Consulting Agreement dated January 1, 1991, as amended (the “Agreement”).

Your contract will automatically renew for an additional one-year period beginning January 1, 2009, and ending December 31, 2009.  All other terms and conditions of the Agreement shall remain the same.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this letter and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson
     Richard C. Adkerson
     Chairman of the Board
     FM Services Company

AGREED TO AND ACCEPTED

BY:     /s/ B. M. Rankin, Jr.                        1/2/2009
 B. M. Rankin, Jr.                            Date